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                                                                   EXHIBIT 10.32


                              DECODE GENETICS, INC.

                        COMMON STOCK REPURCHASE AGREEMENT

         This Common Stock Repurchase Agreement ("Agreement") is made effective as of July 12, 1999 by and between deCODE genetics, Inc., a Delaware corporation (the "Company"), and Kari Stefansson (the "Seller").

                             PRELIMINARY STATEMENTS

         A. The Seller is the owner of certain shares of the Company's Common Stock (the "Common Stock") .

         B. The Seller wishes to sell to the Company, and the Company wishes to purchase from the Seller, 333,333 shares of Common Stock (the "Shares").

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1.       SALE AND PURCHASE OF  THE SHARES.

                  1.1 Sale and Purchase. Subject to the terms and conditions hereof, the Seller agrees to sell, and the Company agrees to purchase, the Shares. The consideration for the Shares shall be 5.625/7.50 of a share of the Company's Series B Preferred Stock for each Share (for a total of 250,000 shares of Series B Preferred Stock).

                  1.2 Closing. The closing of the sale and purchase of the Shares under this Agreement shall be held on July 12, 1999, at the offices of the Company or at such other time and place as the Company and the Seller may agree (the "Closing").

                  1.3 Delivery. At the Closing and upon delivery by the Company of certificates representing the Series B Preferred Stock to be issued in exchange for the Shares, the Seller will deliver to the Company one or more certificates representing the Shares. In the event that less than all of the shares represented by a certificate are repurchased, the Company will deliver to the Seller a new certificate representing the unpurchased shares.

         2.       REPRESENTATIONS OF THE SELLER.

         The Seller hereby represents and warrants to the Company as follows:

                  2.1 Power and Authority. He has full power and authority to sell the Shares and to enter into and perform this Agreement and any other agreements and instruments to be executed and delivered herewith, and such sale and such agreements (i) have been duly authorized, (ii) are legal, valid, binding and enforceable against him and (iii) are not in contravention of any law, order or agreement by which he is bound.



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                  2.2 Title He has made no prior assignment of the Shares or of any interest therein. He is the sole legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of all liens, claims and encumbrances of any kind, and will transfer to the Company such good and marketable title, free and clear of any liens, claims and encumbrances of any kind.

                  2.3 Company Information. He is a sophisticated seller with respect to the Shares, has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares, and has independently, without reliance upon the Company (other than reliance upon the representations and warranties of the Company set forth herein) and based on such information as he deemed appropriate, made his own analysis and decision to enter into this Agreement, and he acknowledges and agrees that the Company may possess material information with respect to the Company not known to him ("Company Information"), that he has not requested the Company Information and that the Company shall have no liability to him with respect to the nondisclosure of the Company Information and he hereby releases the Company therefrom.

         3.       REPRESENTATIONS OF THE COMPANY.

         The Company hereby represents and warrants to the Seller that it has full power and authority to purchase the Shares and to enter into and perform this Agreement and any other agreements and instruments to be executed and delivered herewith, and such purchase and such agreements (i) have been duly authorized, (ii) are legal, valid, binding and enforceable against the Company and (iii) are not in contravention of any law, order or agreement by which the Company is bound.

         4.       MISCELLANEOUS.

                  4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

                  4.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

                  4.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

                  4.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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         4.5 Further Action. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                                      * * *

This Common Stock Repurchase Agreement is hereby executed as of the date first above written.


                                   deCODE genetics, Inc.



                                   By:   /s/ Hannes Smarason
                                         ----------------------------------
                                         Hannes Smarason, Senior Vice President
                                         & Chief Financial Officer




                                         /s/ Kari Stefansson
                                         -----------------------------------
                                         Kari Stefansson





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